UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 4

Current Report
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 30, 2014

GEI GLOBAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-171572	27-3429931
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

6060 Covered Wagons Trail
Flint, Michigan 48532

(Address of principal executive offices)

(810) 610-2816

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On December 18, 2013, GEI Global Energy Corp. (the “Company”) received a letter of resignation from De Joya Griffith, LLC as the independent registered public accounting firm for the Company effective immediately.

Other than an explanatory paragraph included in De Joya Griffith, LLC's audit reports for the Company's fiscal year ended October 31, 2012 and 2011 relating to the uncertainty of the Company's ability to continue as a going concern, the audit reports of De Joya Griffith, LLC on the Company's financial statements for the last two fiscal years ended October 31, 2012 and 2011 through December 18, 2013, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's 2012 and 2011 fiscal years and through the date of this Current Report on Form 8-K, (1) there were no disagreements with De Joya Griffith, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of De Joya Griffith, LLC, would have caused De Joya Griffith, LLC to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On January 1, 2014, upon approval of the Company’s Board of Directors, the Company engaged Manning Elliot LLP ("ME") the Company's independent accountant to audit the Company’s financial statements and to perform reviews of interim financial statements. During the fiscal years ended October 31, 2012 and 2011 through January 1, 2014 neither the Company nor anyone acting on its behalf consulted with ME regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by ME on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with De Joya Griffith, LLC or a reportable event with respect to De Joya Griffith, LLC.

The Company submitted a copy of this Form 8-K to ME, and to De Joya and was accepted by De Joya per the attached Exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEI GLOBAL ENERGY CORP.

Date: February 24, 2014	By:	/s/ K. Joel Berry
	Name:	K. Joel Berry
	Title:	Chief Executive Officer

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